SUPPLEMENTAL AGREEMENT

THIS SUPPLEMENTAL AGREEMENT (this "Supplement") is entered into between LC Capital Master Fund Ltd., A Cayman Islands corporation ("Lender") and Vuzix Corporation, a Delaware corporation ("Borrower"), as of December 8, 2011.

RECITALS

A.           Borrower and Lender entered into a Loan and Security Agreement dated as of December 23, 2010 (the "Loan Agreement").

B.           Pursuant to Section 2.1(c) of the Loan Agreement interest in the amount of Three Hundred and Nine Thousand Five Hundred and Twenty Dollars ($309,520) is due and payable by Borrower on December 23, 2011. The parties agree that such amount will be added to the principal balance of the Loan made by Lender pursuant to the Loan Agreement, payable upon the maturity date of the Loan.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

1.           Terms that are capitalized herein, defined in the Loan Agreement and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2.           Interest Due. Subject to the conditions set forth in this Supplement, interest due and payable by Borrower on the Loan in accordance with Section 2.6 of the Loan Agreement on December 23, 2011 in the amount of Three Hundred and Nine Thousand Five Hundred and Twenty Dollars ($309,520), is added to the principal amount of the Loan, to be repaid on the maturity date of the Loan, with interest thereon payable in accordance with the terms of the Loan Agreement.

3.           Effect on the Loan Agreement and Other Documents. This Supplement does not constitute, and shall not be deemed to constitute, a waiver of any of Lender's remedies under the Loan Agreement or any other agreement between Lender and Borrower (together, the "credit Documents"). Except to the extent expressly provided herein002C the Credit Documents shall remain in effect in accordance with their original terms.

4.           Representations and Warranties. Except to the extent expressly provided herein, Borrower hereby represents and warrants that (i) no Event of Default or event which, with the passage of time, giving of notice or both would become an Event of Default has occurred and is continuing, except such Events of Default as are waived by this Supplement and (ii) the representations and warranties of Borrower contained in the Loan Agreement are true on and as of the date hereof, except such representations as relate to Events of Default waived by this Supplement and except such representations and warranties that relate to an earlier date, which representations and warranties were true as of such date.

5.           Headings. The various headings of this Supplement are inserted for convenience only and shall not affect the meaning or interpretation of this Supplement or any provisions hereof.

6.           Execution in Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

7.           Successors and Assigns. This Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8.           Governing law. This Supplement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of laws principles.

[Signature Page Follows]

[Signature Page to Supplemental Agreement between Vuzix
Corporation and LC Capital Master Fund Ltd.]

The Supplement is executed as of the date set out in the preamble to this Supplement.

Borrower: Vuzix Corporation By: /s/ Paul Travers Name: Paul J. Travers Title: President Lender: LC Capital Master Fund Ltd. By: /s/ Richard F. Conway Name: Richard F. Conway Title: Director